ESCROW AGREEMENT

This ESCROW AGREEMENT (the “Agreement”) is made and entered into on ________, by and among PACER HEALTH CORPORATION (the "Company"), YA GLOBAL INVESTMENTS, L.P., (the “Buyer”), YORKVILLE ADVISORS, LLC (“Investment Manager”), and DAVID GONZALEZ, ESQ., as escrow agent (the “Escrow Agent”).  The Company, the Buyer, and Yorkville may be referred to individually as a “Party” or collectively as the “Parties.”  All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in that certain Securities Purchase Agreement dated March ____, 2008, entered into by and between the Company and the Buyer (the “Securities Purchase Agreement”).

R E C I T A L S

WHEREAS, the Company and the Buyer have entered into a Securities Purchase Agreement, pursuant to which the Company shall issue and sell to the Buyer, and the Buyer shall purchase certain Securities;

WHEREAS, at all times while the Buyer holds any of the Securities, the Investment Manager shall perform monitoring and managing services for the Buyer in connection with the Buyer’s purchase and investment in the Securities and the Buyer’s rights and obligations under the Securities Purchase Agreement and other related documents and agreements, and during such time, the Investment Manager shall be paid on a monthly basis, a fee from the Buyer for services performed;

WHEREAS, pursuant to the Securities Purchase Agreement, the Parties desire that the Monitoring Fees (as defined in the Securities Purchase Agreement) be deposited into a segregated escrow account to be held by the Escrow Agent and disbursed to the Investment Manager on a monthly basis as set forth in this Agreement as it performs its monitoring and managing services for the Buyer;

WHEREAS, Escrow Agent has agreed to accept, hold, and disburse the Monitoring Fees deposited with it hereunder in accordance with the terms of this Agreement.

A G R E E M E N T

NOW THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.

Appointment of Escrow Agent

.  The Company, the Buyer, and the Investment Manager hereby mutually appoint and designate the Escrow Agent to receive, hold and release, as escrow agent, the Escrow Funds (as defined below) and Escrow Agent hereby accepts such appointment and designation, all in accordance with the terms hereof.

2.

Escrow Delivery

.

2.1. Escrow Funds.  Escrow Agent is hereby authorized and directed to use its bank account as an escrow account for purposes of this Agreement.  The Company shall deposit into the Escrow Account all of the Monitoring Fees in accordance with the terms and conditions of Section 4(g)(ii) of the Securities Purchase Agreement (such Monitoring Fee funds actually deposited into the Escrow Account shall be referred to as the "Escrow Funds").  Such Escrow Funds shall be wired to the following account in accordance with the wire instructions below and shall be held by Escrow Agent and released only in accordance with the terms of this Agreement.

Bank:	Wachovia, N.A. of New Jersey
Routing #:	031201467
Account #:	2000014931121
Name on Account:	David Gonzalez Attorney Trust Account
Name on Sub-Account:	Pacer Health/Monitoring Fee

3.

Conditions of Escrow.

3.1. The Escrow Deposit

.  Escrow Agent shall hold the Escrow Funds until all funds have been disbursed in accordance with this Agreement (the “Term”) for the benefit of the Buyer. The Escrow Funds shall be deposited into the Escrow Account by the Company and the Buyer as set forth in the Securities Purchase Agreement.  Upon each deposit into the Escrow Account, the Buyer shall provide to the Escrow Agent a completed Monitoring Fee Schedule in the form attached hereto as Exhibit A (a “Monitoring Fee Schedule”) with respect to such deposit into escrow setting forth the date and amount of such deposit and the schedule of disbursements to be made from escrow.

3.2. Release of Escrow Funds

.   The Escrow Agent shall disburse the Escrow Funds in accordance with the following procedures:

(i)

The Escrow Agent shall disburse the designated portion of the Escrow Funds to the Investment Manager in the amounts and at the times set forth on the Monitoring Fee Schedules promptly upon receipt from the Buyer of a signed written instruction directing the Escrow Agent to make such disbursement.  In disbursing Escrow Funds, the Escrow Agent is authorized to rely upon such written instruction from the Buyer and may accept any signatory from the Buyer that Escrow Agent has on file.

(ii)

In the event that the Securities are Fully Retired (as defined in the Securities Purchase Agreement) prior to the full disbursement of all the Escrow Funds, the Buyer and the Company shall execute a joint written instruction directing the Escrow Agent to disburse the remaining Escrow Funds to the Company, or to such other Person as set forth in such joint written direction, provided however, the Buyer may instruct, by delivery of a signed written instruction, which the Buyer, in its sole determination  may provide, the Escrow Agent to disburse all or a portion of the remaining Escrow Funds to the Buyer, which amount shall be credited to any fees, costs, expenses, or other amounts owed to the Buyer from the Company pursuant to the Securities, the Securities Purchase Agreement, or any related documents after the Securities are Fully Retired, so long as the Buyer first provides the Company with advanced written notice of such amounts owed to it and provides the Company with five business days to directly pay such amounts to the Buyer.

3.3. Conflict

.  If a controversy arises between the Parties concerning the release of the Escrow Funds hereunder, they shall notify Escrow Agent.  In that event (or, in the absence of such notification, if in the good faith judgment of Escrow Agent such controversy exists), Escrow Agent shall not be required to resolve such controversy or take an action but shall be entitled to await resolution of the controversy by joint written instructions from the Parties or may immediately return the Escrow Funds to the respective Parties, in which event Escrow Agent shall have no further liability hereunder.  If a suit is commenced against Escrow Agent, it may answer by way of interpleader and name the Parties as additional parties to such action, and Escrow Agent may tender the Escrow Funds into such court for determination of the respective rights, titles and interests of the Parties.  Upon such tender, Escrow Agent shall be entitled to receive from the Parties its reasonable attorneys’ fees and expenses incurred in connection with said interpleader action or in any related action or suit.  If and when Escrow Agent shall so interplead such Parties, or either of them, and deliver the Escrow Funds to the clerk of such court, all of its duties hereunder shall cease, and it shall have no further obligation in this regard.

3.4. Cause of Action.

The Company agrees and acknowledges that in no event shall it have any cause of action, standing, claim, or any other rights against the Buyer or the Investment Manager with respect written instructions provided by the Buyer or disbursements made to the Investment Manager in accordance with Section 3.2. hereunder.

4.

Escrow Agent

.

4.1. Liability of Escrow Agent

.  The Parties acknowledge, understand and agree that Escrow Agent has accepted Escrow Agent’s appointment under this Agreement and shall perform and satisfy Escrow Agent’s duties, liabilities and obligations under this Agreement only as an accommodation to the Parties.  The Parties, jointly and severally, hereby indemnify Escrow Agent and each representative of Escrow Agent and hereby agree to hold Escrow Agent and each such representative free and harmless from and to defend and protect Escrow Agent and such representative against any claim made, asserted or threatened against Escrow Agent or such representative (including any such claim made, asserted or threatened by the Parties), and any claim incurred by Escrow Agent or such representative, excluding, however, any claim arising from the gross negligence, willful misconduct, criminal conduct or intentionally tortuous conduct of Escrow Agent or such representative.

4.2. Proceeding

.  Escrow Agent, in Escrow Agent’s sole discretion, may commence any judicial proceeding necessary or appropriate to determining the respective rights of the Parties under this Agreement or to interpreting or enforcing any term, condition or other provision of this Agreement.  The Parties shall jointly and severally be liable for any and all costs and expenses (including attorneys fees, expert witness fees, accounting fees and related costs) incurred by Escrow Agent in connection with such proceeding.

5.

Termination.

  This Agreement shall be terminated upon the occurrence of any one of the following: (i) the release of all the Escrow Funds in accordance with the terms and conditions of Section  hereof; or (ii) otherwise by written mutual consent signed by the Parties.

6.

Notice

.  All notices, demands, requests, or other communications which may be or are required to be given, served or sent by any of the Parties or the Escrow Agent to any other party  pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), sent by facsimile, sent by a nationally recognized overnight delivery service, or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed to the parties last known address or such other address as the addressee may indicate by written notice to the other Parties or the Escrow Agent.  Each notice, demand, request or communication that is given or made in the manner described above shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

7.

Benefit and Assignment

.  None of the Parties may assign this Agreement without the prior written consent of all Parties and the Escrow Agent.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted hereunder.  No person or entity other than the Parties and their respective successors and assigns is or shall be entitled to bring any action to enforce any provision in this Agreement against any of the Parties, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Parties or their respective successors and assigns.

8.

Entire Agreement; Amendment

. This Agreement, along with the Purchase Agreement and any other agreement executed on the date hereof between the Parties, contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, commitments or understandings with respect to such matters.  This Agreement may not be changed orally, but only by an instrument in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

9.

Headings

.  The headings of the sections and subsections contained in this Agreement are inserted for convenience only and do not form a part or affect the meaning, construction or scope thereof.

10.

Governing Law; Venue

.  This Agreement shall be governed and constructed under and in accordance with the laws of the State of New Jersey (but not including the conflicts of laws and rules thereof).  For purposes of any action or proceeding involving this Agreement each of the parties to this Agreement expressly submits to the jurisdiction of the federal and state courts located in the State of New Jersey and consents to the service of any process or paper by registered mail or by personal service within or without the State of New Jersey in accordance with applicable law, provided a reasonable time for appearance is allowed.  Each Party hereby acknowledges that Hudson County, New Jersey is the proper venue for any action brought hereunder.

11.

Signature in Counterparts

.  This Agreement may be executed in separate counterparts, none of which need contain the signature of all parties, each of which shall be deemed to be an original and all of which taken together constitute one and the same instrument.  It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

12.

Attorney’s Fees

.  Should any action be commenced between any of the Parties concerning the matters set forth in this Agreement or the right and duties of any other Party in relation thereto, the prevailing Party in such action shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for its attorney's fees and costs; except that Escrow Agent’s attorney’s fees and costs incurred in connection with disputes arising hereunder between Company, the Buyer, and the Investment Manager shall be paid by Company, the Buyer and the Investment Manager as otherwise provided herein.

13.

Conflict Waiver.  The Company hereby acknowledge that the Escrow Agent is general counsel to the Buyer, a partner of the Investment Manager and counsel to both the Buyer and the Investment Manager  in connection with the transactions contemplated and referred herein.  The Company agrees that in the event of any dispute arising in connection with this Agreement or otherwise in connection with any transaction or agreement contemplated and referred herein, the Escrow Agent shall be permitted to continue to represent the Buyer and the Investment Manager and the Company will not seek to disqualify such counsel.  The Company waives any right to seek the disqualification of Escrow Agent to act as legal counsel to the Buyer or the Investment Manager as a result of Escrow Agent’s duties hereunder.  The Buyer and the Investment Manager hereby consents to Escrow Agent acting as escrow agent pursuant to the terms of this Agreement and hereby acknowledge that in so acting, Escrow Agent shall be bound to act in accordance with this Agreement and not in the best interest of the Buyer or the Investment Manager and may be required to enforce its rights under this Agreement against the Buyer or the Investment Manager.  The Buyer or the Investment Manager further acknowledges and agrees that all communication delivered to Escrow Agent in furtherance of this Agreement or Escrow Agent’s duties hereunder may not be kept confidential by Escrow Agent and may not be protected by the attorney-client privilege.  The Buyer or the Investment Manager hereby waive the conflict of interest and any potential conflict of interest that may arise as a result of Escrow Agent’s performance of its duties or exercise of its rights under this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered in its name and on its behalf, all as of the date and year first above written.

“Company”

PACER HEALTH CORPORATION

By:

Name:

Rainier Gonzalez

Title:

CEO

“Buyer”

YA GLOBAL INVESTMENTS, L.P.

By: Yorkville Advisors, LLC

Its:  Investment Manager

By:____________________________

Name: Mark Angelo

Title:  Portfolio Manager

“Investment Manager”

YORKVILLE ADVISORS, LLC

By:____________________________

Name: Mark Angelo

Title:  Portfolio Manager

“Escrow Agent”

By:

Name:

David Gonzalez, Esq.

EXHIBIT A

MONITORING FEE SCHEDULE

To:

Escrow Agent

In accordance with the Agreement, upon each deposit into the Escrow Account, the Buyer shall provide to the Escrow Agent a completed Monitoring Fee Schedule with respect to such deposit into escrow setting forth the date and amount of such deposit and the Schedule of Disbursements to be made to the Investment Manager from the Escrow Account.  Below please find the Monitoring Fee Schedule in connection with the Monitoring Fee to be deposited into the Escrow Account pursuant to a Closing under the Securities Purchase Agreement:

Part I.  Deposits of Monitoring Fee Into Escrow Account

Deposit Into Escrow Account

$300,000

Date of Deposit

March _____, 2008

Part II.  Schedule of Disbursements to Investment Manager From Escrow Account

Disbursement Date	Disbursement Amount	Remaining Escrow Funds
April 1, 2008	$225,000	$75,000
May 1, 2008 and the first of every month thereafter until September 1, 2008	$15,000	$0